UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): March 14, 2005 (December 24, 2004)

                           NewMarket Technology Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified by its charter)


       Nevada                       00-27917                 65-0729900
-------------------------     ------------------------  ------------------------
(State or other Jurisdiction  (Commission File Number)  (IRS Employer
of Incorporation)                                         Identification Number)

                         14860 Montfort Drive, Suite 210
                               Dallas, Texas 75254
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (972) 386-3372
           ----------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)


-----------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03         Creation of Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant

Item 3.02         Unregistered Sales of Equity Securities

Item 8.01         Other Events

Contemplated Financing, Subsequent Termination and Planned Restructuring

     In December 2004, NewMarket Technology, Inc (the "Company") entered into funding agreements with two parties with the intention of filing a registration statement in conjunction with the terms of the two funding agreements. Subsequent to the initial closing with the first party to fund, it became evident as a result of regulatory authorities review of similar financings that the Company would not be able to register the shares of common stock underlying the Notes and the warrants. The second agreement was executed and partially funded.

Financing Entered Into with First Party

     On December 16, 2004, the Company entered into a Subscription Agreement whereby Segic Company Ltd (the " Purchaser") agreed to purchase up to $3,000,000 of promissory notes (the "Notes"). The agreement included warrants to purchase the number of shares of common stock of the Company equal to $1,000,000. On December 16, 2004, the Purchaser purchased $250,000 of the Notes and was also required to purchase $250,000 of the Notes on the filing of a registration statement and $500,000 upon the registration statement going effective. The remaining $2,000,000 was to be purchased as required by the Company during the 12 months subsequent to the registration statement being declared effective. Subsequent to the initial closing on December 16, 2004, it became evident as a result of regulatory authorities review of similar financings that the Company would not be able to register the shares of common stock underlying the Notes and the warrants. The Company attempted to restructure the financing with the Purchaser but was unsuccessful. The Company contacted the Purchaser and requested that the financing be terminated and offered to repay the initial
$250,000, which has been deposited into an escrow account. As of the date hereof, the Purchaser has not responded. In the event the situation results in litigation, the Company intends to pursue all remedies.

Second Party Financing and Proposed Termination and Restructuring

     On December 23, 2004, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Glenwood Partners, L.P. (the "Investor") for the sale of Convertible Preferred Stock. The agreement included warrants to purchase 1,000,0000 shares of the Company's common stock (the "Warrants"). The aggregate purchase price of the Preferred Stock and Warrants is $2,000,000. On December 23, 2004, the Investor and the Company executed the Securities Purchase Agreement and closed on the initial portion whereby the Investor purchased $850,000 in Preferred Stock and received Warrants to purchase 425,000 shares of the Company's common stock. The completion of the required funding pursuant to the Securities Purchase Agreement was delayed pending the resolution of the first party funding. The Investor and the Company terminated the Securities Purchase Agreement and entered into an 8% Promissory Note (the "Note") with the Investor dated March 9, 2005. The Note bears interest at the rate of 8% and is due and payable on March 31, 2005. The principal amount of the Note is $850,000, which represents the initial closing under the Securities Purchase Agreement. At the closing, the Company became obligated on $850,000 in face amount of Notes issued to the Investor. The Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.


Item 9.01         Financial Statements and Exhibits

Exhibit No.     Description
----------     --------------------------------
4.1  *         8% Promissory Note by and between NewMarket Technology,  Inc., as
               Borrower, and Glenwood Partners, L.P. dated as of March 9, 2005

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* Filed herewith.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEWMARKET TECHNOLOGY, INC.



Date: March 14, 2005                        By:/s/Philip Verges
                                            --------------------------
                                            Name: Philip Verges
                                            Title: CEO